RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 1999-QS8 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 1999-QS8


            $ 7,593              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                       Supplement dated September 20, 1999
                                       to
                    Prospectus Supplement dated June 23, 1999
                                       to
                         Prospectus dated March 24, 1999

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 23, 1999.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               5     $    218,453        1.88%     $ 43,691        80.24%
500 - 519 ................................               2          134,592        1.16        67,296        72.53
520 - 539 ................................               2          114,092        0.98        57,046        70.57
540 - 559 ................................               8          384,124        3.30        48,015        77.66
560 - 579 ................................               4          220,209        1.89        55,052        73.09
580 - 599 ................................               5          338,526        2.91        67,705        68.39
600 - 619 ................................               5          218,970        1.88        43,794        73.33
620 - 639 ................................              12          764,496        6.57        63,708        73.69
640 - 659 ................................               7          310,994        2.67        44,428        66.45
660 - 679 ................................              11          460,459        3.96        41,860        76.06
680 - 699 ................................              21        1,025,020        8.81        48,810        64.64
700 - 719 ................................              20          828,527        7.12        41,426        68.29
720 - 739 ................................              21        1,122,952        9.65        53,474        71.71
740 - 759 ................................              29        1,797,390       15.45        61,979        68.37
760 - 779 ................................              26        1,225,771       10.53        47,145        69.88
780 - 799 ................................              38        1,506,042       12.94        39,633        70.92
800 or greater ...........................              22          920,191        7.91        41,827        69.37
                                                       ---     ------------      ------      --------        -----
Subtotal with Credit Score ...............             238     $ 11,590,809       99.61%     $ 48,701        70.32%
Not Available ............................               2           45,321        0.39        22,661        74.87
                                                       ---     ------------      ------      --------        -----
Total, Average or Weighted Average .......             240     $ 11,636,130      100.00%     $ 48,484        70.34%
                                                       ===     ============      ======

         Mortgage Loans indicated as having a credit score that is "Not Available" include certain Mortgage Loans where the credit score was not provided by the related seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

         The minimum and maximum credit scores of the mortgage loans were 466 and 816, respectively, and the weighted average credit score of the mortgage loans was 711.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................             104     $  5,904,844       50.75%     $ 56,777           706       68.72%
Second/Vacation ..........................              13          946,278        8.13        72,791           701       71.72
Non Owner-occupied .......................             123        4,785,008       41.12        38,903           719       72.06
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             240     $ 11,636,130      100.00%     $ 48,484           711       70.34%
                                                       ===     ============      ======




                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................              72     $  3,294,508        28.31%    $ 45,757           708        78.66%
Rate/Term Refinance ......................              83        4,163,632        35.78       50,164           709        68.25
Equity Refinance .........................              85        4,177,990        35.91       49,153           715        65.85
                                                       ---     ------------       ------     --------           ---        -----
Total, Average or Weighted Average .......             240     $ 11,636,130       100.00%    $ 48,484           711        70.34%
                                                       ===     ============       ======

                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             158     $  7,294,205       62.69%     $ 46,166           705       69.75%
Two-to-four family units .................              40        2,544,214       21.86        63,605           717       71.35
Condo Low-Rise (less than 5 stories) .....              24          776,440        6.67        32,352           755       73.32
Planned Unit Developments (detached) .....               7          468,346        4.02        66,907           676       67.26
Townhouse ................................               4          184,898        1.59        46,224           733       78.47
Planned Unit Developments (attached) .....               3          146,996        1.26        48,999           744       75.36
Condotel (9 or more stories) .............               1           77,517        0.67        77,517           694       67.00
Manufactured Home ........................               1           55,273        0.48        55,273           552       70.00
Condo High-Rise (9 stories or more) ......               1           50,342        0.43        50,342           755       56.00
Condo Mid-Rise (5 to 8 stories) ..........               1           37,900        0.33        37,900           794       60.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             240     $ 11,636,130      100.00%     $ 48,484           711       70.34%
                                                       ===     ============      ======


                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alabama ..................................               3     $    123,366        1.06%     $ 41,122           718       65.10%
Arkansas .................................               1           65,319        0.56        65,319           558       90.00
Arizona ..................................               6          180,343        1.55        30,057           696       67.42
California ...............................              16        1,125,542        9.67        70,346           718       60.35
Colorado .................................               7          272,842        2.34        38,977           744       62.35
Connecticut ..............................               3          245,849        2.11        81,950           695       64.70
District of Columbia .....................               2           66,020        0.57        33,010           744       83.02
Delaware .................................               1           44,207        0.38        44,207           780       50.00
Florida ..................................              27        1,293,792       11.12        47,918           706       69.77
Georgia ..................................              12          659,528        5.67        54,961           670       69.60
Hawaii ...................................               1           77,517        0.67        77,517           694       67.00
Iowa .....................................               3          119,169        1.02        39,723           564       72.78
Illinois .................................               5          323,305        2.78        64,661           723       63.42
Indiana ..................................               3           85,749        0.74        28,583           768       84.73
Kansas ...................................               2           58,309        0.50        29,155           746       90.00
Kentucky .................................               1           45,387        0.39        45,387           626       80.00
Louisiana ................................               3          105,588        0.91        35,196           650       76.06
Massachusetts ............................               3          184,381        1.58        61,460           712       55.43
Maryland .................................               5          236,185        2.03        47,237           782       70.85
Maine ....................................               1           43,731        0.38        43,731           771       61.00
Michigan .................................              11          368,936        3.17        33,540           725       67.54
Minnesota ................................               2          291,294        2.50       145,647           671       76.48
Missouri .................................               6          169,142        1.45        28,190           726       71.45
North Carolina ...........................               4          304,158        2.61        76,040           763       75.11
New Hampshire ............................               2          130,251        1.12        65,126           610       67.71
New Jersey ...............................               6          283,591        2.44        47,265           693       73.68
New Mexico ...............................               4          199,250        1.71        49,812           695       59.24
Nevada ...................................               2           49,156        0.42        24,578           752       70.56
New York .................................              15          991,777        8.52        66,118           737       69.38
Ohio .....................................               9          379,138        3.26        42,126           745       81.90
Oklahoma .................................               4          148,899        1.28        37,225           650       84.04
Oregon ...................................               2           72,267        0.62        36,133           709       68.06
Pennsylvania .............................               5          206,181        1.77        41,236           785       68.74
Rhode Island .............................               1           73,237        0.63        73,237           563       85.00
South Carolina ...........................               3          131,001        1.13        43,667           755       79.47
Tennessee ................................               2           79,996        0.69        39,998           649       76.16
Texas ....................................              42        1,655,806       14.23        39,424           705       74.96
Utah .....................................               1           34,955        0.30        34,955           751       75.00
Virginia .................................               9          471,192        4.05        52,355           730       74.22
Vermont ..................................               1           20,475        0.18        20,475           813       23.00
Washington ...............................               2          168,429        1.45        84,214           672       72.10
West Virginia ............................               1           16,828        0.14        16,828           773       70.00
Wyoming ..................................               1           34,038        0.29        34,038           653       79.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             240     $ 11,636,130      100.00%     $ 48,484           711       70.34%
                                                       ===     ============      ======

----------
No more than 1.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Minnesota and no more than 1.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Minnesota.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................             137     $  5,359,912       46.06%     $ 39,123           713       75.46%
Reduced Documentation ....................             103        6,276,218       53.94        60,934           709       65.96
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             240     $ 11,636,130      100.00%     $ 48,484           711       70.34%
                                                       ===     ============      ======

         No more than 11.0% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 1.2% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.500 - 6.624 ............................               2     $    142,892        1.23%     $ 71,446           729       60.73%
6.625 - 6.749 ............................               1           23,337        0.20        23,337           618       90.00
6.750 - 6.874 ............................               4          191,020        1.64        47,755           748       70.23
6.875 - 6.999 ............................               6          348,964        3.00        58,161           740       72.25
7.000 - 7.124 ............................              13        1,015,887        8.73        78,145           715       74.15
7.125 - 7.249 ............................               7          423,749        3.64        60,536           768       68.92
7.250 - 7.374 ............................              17        1,029,253        8.85        60,544           730       70.58
7.375 - 7.499 ............................              21          903,745        7.77        43,035           703       68.57
7.500 - 7.624 ............................              31        1,543,670       13.27        49,796           710       65.40
7.625 - 7.749 ............................              30        1,549,073       13.31        51,636           730       71.72
7.750 - 7.874 ............................              24        1,123,980        9.66        46,832           664       71.97
7.875 - 7.999 ............................              30        1,215,870       10.45        40,529           674       68.30
8.000 - 8.124 ............................              28        1,102,729        9.48        39,383           698       70.07
8.125 - 8.249 ............................               3          184,087        1.58        61,362           776       78.77
8.250 - 8.374 ............................               9          369,768        3.18        41,085           751       71.76
8.375 - 8.499 ............................               3           88,700        0.76        29,567           714       77.55
8.500 - 8.624 ............................               4          137,577        1.18        34,394           736       68.10
8.625 - 8.749 ............................               4          126,914        1.09        31,729           707       76.87
9.000 - 9.124 ............................               2           71,525        0.61        35,762           655       88.75
9.125 - 9.249 ............................               1           43,389        0.37        43,389           658       75.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             240     $ 11,636,130      100.00%     $ 48,484           711       70.34%
                                                       ===     ============      ======

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.5732% per annum.




                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.220 ....................................               2     $    142,892        1.23%     $ 71,446           729       60.73%
6.345 ....................................               1           23,337        0.20        23,337           618       90.00
6.470 ....................................               4          191,020        1.64        47,755           748       70.23
                                                         -     ------------        ----      --------           ---       -----
Total, Average or Weighted Average .......               7     $    357,249        3.07%     $ 51,036           731       67.72%
                                                         =     ============        ====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Mortgage was approximately 2.125538269%.


                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................             190     $  6,998,208       60.14%     $ 36,833           714       69.56%
100,001 to 200,000 .......................              45        3,833,651       32.95        85,192           704       71.42
200,001 to 300,000 .......................               4          599,388        5.15       149,847           742       70.83
300,001 to 400,000 .......................               1          204,883        1.76       204,883           637       75.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             240     $ 11,636,130      100.00%     $ 48,484           711       70.34%
                                                       ===     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................              22     $    911,639        7.83%     $ 41,438           727
50.01 - 55.00 ............................              10          711,936        6.12        71,194           709
55.01 to 60.00 ...........................              26        1,130,149        9.71        43,467           724
60.01 to 65.00 ...........................              18          806,903        6.93        44,828           737
65.01 to 70.00 ...........................              38        1,585,760       13.63        41,731           718
70.01 to 75.00 ...........................              33        2,284,826       19.64        69,237           703
75.01 to 80.00 ...........................              52        2,889,491       24.83        55,567           704
80.01 to 85.00 ...........................               6          261,675        2.25        43,612           594
85.01 to 90.00 ...........................              35        1,053,751        9.06        30,107           718
                                                       ---     ------------      ------      --------           ---
Total, Average or Weighted Average .......             240     $ 11,636,130      100.00%     $ 48,484           711
                                                       ===     ============      ======

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 70.34%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--General" in the prospectus supplement shall be deleted in their entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   91         84        76          69           62
March 2007.......................................   81         69        57          47           38
March 2008.......................................   71         55        42          31           22
March 2009.......................................   60         43        30          20           13
March 2010.......................................   48         32        20          12            7
March 2011.......................................   35         21        12           7            4
March 2012.......................................   22         12         6           3            1
March 2013.......................................    8          4         2           1            *
March 2014.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    4.67       3.71      2.97       2.40          1.96

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $ 357,249.14          $ 11,278,880.62
Weighted average mortgage rate .................       6.6418400125%            7.6027000000%
Weighted average servicing fee rate.............       0.2800000000%            0.3300000000%
Weighted average original term to maturity
(months) .......................................                176                      179
Weighted average remaining term
to maturity (months) ...........................                102                      101

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$5,954........................        5.460%           7.046%          9.000%          11.363%          14.180%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963
Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963
Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139
Foreclosures Pending ..      80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Total Delinquent Loans      795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430
Foreclosures Pending ..      279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans     1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio .............    3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                    APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:24:56                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 1999-QS8(POOL # 4381) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4381
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110FR88   100,048,000.00   9,101,352.91     6.500000  %    380,151.05
A-P     76110FR96       122,858.97       8,294.60     0.000000  %        701.13
A-V     76110FS20             0.00           0.00     0.738164  %          0.00
R       76110FS38           100.00           0.00     6.500000  %          0.00
M-1     76110FS46     2,563,600.00   1,713,193.61     6.500000  %     26,873.34
M-2     76110FS53       575,400.00     384,526.30     6.500000  %      6,031.72
M-3     76110FS61       470,800.00     314,624.59     6.500000  %      4,935.24
B-1     76110FS79       313,900.00     209,772.00     6.500000  %      3,290.51
B-2     76110FS87       261,600.00     174,821.14     6.500000  %      2,742.27
B-3     76110FS95       261,601.59     156,455.29     6.500000  %      2,454.17

-------------------------------------------------------------------------------
                  104,617,860.56    12,063,040.44                    427,179.43
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        49,271.93    429,422.98            0.00       0.00      8,721,201.86
A-P             0.00        701.13            0.00       0.00          7,593.47
A-V         7,416.35      7,416.35            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         9,274.70     36,148.04            0.00       0.00      1,686,320.27
M-2         2,081.71      8,113.43            0.00       0.00        378,494.58
M-3         1,703.28      6,638.52            0.00       0.00        309,689.35
B-1         1,135.64      4,426.15            0.00       0.00        206,481.49
B-2           946.43      3,688.70            0.00       0.00        172,078.87
B-3           847.00      3,301.17            0.00       0.00        154,001.12

-------------------------------------------------------------------------------
           72,677.04    499,856.47            0.00       0.00     11,635,861.01
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1      90.969864    3.799687     0.492483     4.292170   0.000000   87.170177
A-P      67.513227    5.706869     0.000000     5.706869   0.000000   61.806358
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     668.276492   10.482657     3.617842    14.100499   0.000000  657.793835
M-2     668.276498   10.482656     3.617848    14.100504   0.000000  657.793842
M-3     668.276533   10.482668     3.617842    14.100510   0.000000  657.793865
B-1     668.276519   10.482670     3.617840    14.100510   0.000000  657.793850
B-2     668.276507   10.482645     3.617852    14.100497   0.000000  657.793862
B-3     598.067035    9.381327     3.237748    12.619075   0.000000  588.685708

_______________________________________________________________________________


DETERMINATION DATE       21-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:24:56                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 1999-QS8 (POOL #  4381)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4381
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        2,492.62
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       537.30

SUBSERVICER ADVANCES THIS MONTH                                        4,156.59
MASTER SERVICER ADVANCES THIS MONTH                                      517.32


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5     256,327.17

 (B)  TWO MONTHLY PAYMENTS:                                    1      78,184.38

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      11,635,861.01

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          240

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  42,070.36

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      339,771.46

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         75.50016400 %    20.01157500 %    4.48517460 %
PREPAYMENT PERCENT           92.65004900 %     0.00000000 %    7.34995100 %
NEXT DISTRIBUTION            75.00001000 %    20.40677693 %    4.57988670 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     500,000.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.57315913
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              101.80

POOL TRADING FACTOR:                                                11.12225097